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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accoutants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made part of this (the attached) registration statement.

                                               /s/ Arthur Andersen LLP


New York, New York
March 8, 1999